UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2008

Frankfort Tower Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08009	36-3060977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 4548 Lafayette, IN	47903-4548
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 654-4491

Item 8.01.    Other Events.

Frankfort Tower Industries, Inc., a Delaware corporation (f/k/a ROHN Industries, Inc.) (the "Company"), has been advised, by an electronic message from the Bankruptcy Court sent to the Company's counsel, that the Court has determined to approve the Company's Debtor and Plan Administrator's Notice of 4th Distribution (the "Notice") under the confirmed Chapter 11 Plan.  The Notice provides that, from the remaining assets and funds of the Company's estate, unsecured creditors will receive distributions that result in 100% payment of the allowed unsecured claims, and that the Company will then distribute the remaining funds of the shareholders, after payment of costs of administration. The amount of the distribution to shareholders is not yet known.

Although the Company is not aware of any reason why the Court would not issue its final Findings, Conclusions and Order approving the Notice, readers are cautioned that the Notice is not deemed to be approved unless and until such final Findings, Conclusions, and Order are entered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 22nd day of December, 2008.

FRANKFORT TOWER INDUSTRIES, INC.

By:	/s/ Horace Ward
Horace Ward
Bankruptcy Administrative Officer